Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HIGHLAND RIDGE, INC.", CHANGING ITS NAME FROM "HIGHLAND RIDGE, INC." TO "TEC TECHNOLOGY, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JUNE, A.D. 2010, AT 4:04 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4497795 8100

100643102

AUTHENTICATION: 8045035

DATE: 06-09-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:36 PM 06/09/2010
FILED 04:04 PM 06/09/2010
SRV 100643102 - 4497795 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

This corporation (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written consent of the Board of Directors of Highland Ridge, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the amendment was as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "ARTICLE I" so that, as amended, said Article shall be and read as follows:

ARTICLE I

NAME

The name of the Corporation shall be "TEC Technology, Inc."

SECOND: That pursuant to a resolution of its Board of Directors and in accordance with Section 228(a) of the General Corporation Law of the State of Delaware, a special meeting of the stockholders of said corporation was held on May 4, 2010, at which the necessary number of shares as required by statute were voted in favor of the name change amendment, such change to be effected at such time as was determined to be in the best interests of the Corporation, as determined by the Board of Directors of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 9th day of June, 2010.

By: ____________________
Name: Chun Lu
Title: Chief Executive Officer